SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CELESTIAL SEASONINGS

                    GAMCO INVESTORS, INC.
                                 4/12/00           23,500-           38.1644
                                 4/11/00           24,300-           37.9656
                                 4/11/00           10,000-           38.3750
                                 4/11/00            5,000-           38.5500
                    GABELLI FUNDS, LLC.

                         GABELLI VALUE FUND
                                 4/11/00            5,000-           38.5147
                         GABELLI SMALL CAP GROWTH FUND

                                 4/12/00           11,800-           30.9990
                                 4/11/00           28,200-           38.5147
                         GABELLI CAPITAL ASSET FUND
                                 4/12/00           10,000-           30.9990














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.